UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

GRAFTECH INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)
(216) 676-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and President

On March 26, 2024, the Board of Directors (the “Board”) of GrafTech International Ltd. (the “Company”) appointed Timothy K. Flanagan as Chief Executive Officer and President, effective immediately.

Mr. Flanagan, 46, had previously served as the Company’s Interim Chief Executive Officer and President since November 15, 2023. He joined the Company in November 2021, upon being appointed as Chief Financial Officer, Vice President Finance and Treasurer of the Company. From June 2019 to November 2021, Mr. Flanagan served as Chief Financial Officer of Benesch, Friedlander, Coplan & Aronoff LLP, a law firm. From January 2017 to February 2019, Mr. Flanagan served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc. (NYSE: CLF), a flat-rolled steel producer and supplier of iron ore pellets. Prior to being promoted to Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, he held a variety of financial leadership roles at Cleveland-Cliffs Inc. since joining in 2008, including being responsible for the accounting, reporting, treasury and financial planning and analysis functions and serving as the Vice President, Corporate Controller and Chief Accounting Officer from March 2012 to December 2016. Mr. Flanagan received his B.S. in Accounting from the University of Dayton.

There are no family relationships between Mr. Flanagan and any other director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected as Chief Executive Officer and President. There are no related person transactions involving Mr. Flanagan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Increase in the Size of the Board and Appointment of New Director

On March 26, 2024, the Board increased the size of the Board from seven to eight members. In accordance with the Company’s Amended and Restated Certificate of Incorporation that requires that the classes of the Board shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, Class I was increased by one director such that each of Classes I and II consist of three directors and Class III consists of two directors.

To fill the Class I directorship vacancy resulting from the increase of the size of the Board on March 26, 2024, the Board appointed Mr. Flanagan as director, effective immediately. The Board does not expect Mr. Flanagan to be named to any committees of the Board. Mr. Flanagan will not receive any additional compensation for service as a director. The Company has entered into an indemnification agreement with Mr. Flanagan. The form of indemnification agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s registration Statement on Form S-1/A (Registration No. 333-223791) and is incorporated herein by reference.

On March 26, 2024, the Human Resources and Compensation Committee (“HR&CC”) of the Board increased the annual base salary of Mr. Flanagan to $702,000 effective as of April 1, 2024. This increase reflects the monthly stipend of $21,000 being annualized and added to his base salary now that the interim nature of his position has ceased. Mr. Flanagan’s Short-Term Incentive Plan (“STIP”) target award opportunity for 2024 was previously increased to 100% of base salary and monthly stipend for each month that such stipend is paid. His STIP target remains at 100% of annual base salary and his Long-Term Incentive Program target award was previously increased to 200% of base salary and annualized monthly stipend. In addition, the HR&CC increased Mr. Flanagan’s severance benefit from 1x base salary to 1.5x annual base salary and STIP target award if the Company terminates Mr. Flanagan’s employment without cause or Mr. Flanagan resigns for good reason.

A copy of the press release issued by the Company announcing the management and Board change is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1 Press release of GrafTech International Ltd., dated March 26, 2024
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	March 26, 2024	By:	/s/ Catherine Hedoux-Delgado
Catherine Hedoux-Delgado
Interim Chief Financial Officer and Treasurer